UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2008

AmerisourceBergen Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number	(I.R.S. Employer Identification Number)

1300 Morris Drive Chesterbrook, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 727-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On July 24, 2008, AmerisourceBergen Corporation (the “Registrant”) issued a news release announcing its earnings for the fiscal quarter ended June 30, 2008 and announcing its corresponding earnings conference call. A copy of the news release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

Item 2.06.	Material Impairments.

In the news release issued on July 24, 2008, the Registrant also announced that it signed an agreement to sell its PMSI workers’ compensation business to H.I.G. Capital, LLC for approximately $40 million, plus a contingency payment of up to an additional $10 million. The divestiture will be in the form of a sale of all of the outstanding shares of capital stock of PMSI, Inc., PMSI MSA Services, Inc. and Tmesys, Inc. The Company expects to complete the transaction by the end of September 2008.

Based upon the estimated fair value of the consideration that the Registrant expects to receive relating to the sale of its PMSI workers’ compensation business, the Registrant recorded a non-cash charge of $222 million as of June 30, 2008 to reduce the carrying value of its PMSI workers’ compensation business. This conclusion was reached in connection with the preparation of financial statements to be included in the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008.

In accordance with U.S. generally accepted accounting principles, specifically FAS 142 and FAS 144, this non-cash charge was recorded in the three and nine months ended June 30, 2008 as an impairment to PMSI’s goodwill in the amount of $199 million and $23 million as the estimated loss on the sale of PMSI.

The Registrant has reclassified the PMSI workers’ compensation business as a discontinued operation as of June 30, 2008. Therefore, its results of operations, which include the $222 million non-cash charge, have been reported as discontinued for all current and prior fiscal periods.

Item 8.01.	Other Events.

In the news release issued on January 24, 2008, the Registrant also announced that it had raised its expectations for diluted earnings per share from continuing operations for fiscal year 2008 to a range of $2.81 to $2.89 from the previous range of $2.77 to $2.87. This annual range implies a fourth quarter fiscal 2008 range of $0.65 to $0.73 for diluted earnings per share. The Registrant affirmed that its revenue assumptions supporting its earnings expectations for fiscal year 2008 remain unchanged, and expects to be at the low end of the range. The Registrant announced an increase to the low to mid single-digit basis point range in its assumption for operating margin expansion in the pharmaceutical distribution segment. A copy of the news release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	News Release, dated July 24, 2008, regarding Registrant’s earnings for the fiscal quarter ended June 30, 2008 and other matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: July 24, 2008	By:	/s/ Michael D. DiCandilo
	Name:	Michael D. DiCandilo
	Title:	Executive Vice President and Chief Financial Officer